UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

July 5, 2002
Date of Report (Date of earliest event reported)

Braintech Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-24911
(Commission File Number)

980168932
(IRS Employer Identification No.)

#102-930 West 1st, North Vancouver, British Columbia, Canada V7P 3N4
(Address of principal executive offices Zip Code)

(604) 988-6440
Registrant's telephone number, including area code

Item 9. Regulation FD Disclosure

On June 24, 2002, Braintech Inc.'s wholly owned subsidiary Braintech Canada Inc. entered into a License Agreement with Marubeni Corporation, a publicly traded Japanese company. The Agreement grants Marubeni the exclusive license to manufacture and distribute Braintech's Vision Guided Robotics for a term of three years, and may be extended after such term.

Using Braintech's eVisionFactory software, Marubeni will manufacture and distribute Vision Guided Robotics Applications in China, India, Indonesia, Japan, Korea, Malaysia, Philippines, Singapore, Taiwan, Thailand, Vietnam and Australia. Marubeni will pay Braintech a license fee for each system of the eVisonFactory software, an annual fee for software upgrades and technical support and an additional fee for engineering and science services for application development.

For the term of this agreement, Marubeni has agreed not to deal with any competitive technology or products and Braintech have agreed not to sell the technology or products to any third party which would limit the exclusive rights of Marubeni. Marubeni is also entitled to apply for registration as an exclusive user of any trademarks and patent software technology and Braintech will assist in the application for such registration.

Braintech and Marubeni intend to collaborate to develop specific applications for the automotive powertrain sector, by attempting to sell to the Japanese automakers and power train system integrators. This sector is expected to adopt the Vision Guided Robotics technology and grow globally to US$2,000,000,000 in software and integration revenues by 2006.

Marubeni will operate under the name ROBONAVIGATOR, demonstrating and developing using the eVisionFactory and Vision Guided Robotics software at the Marubeni Vision Techno Centre in the VR Technology Centre near Nagoya, Japan.

Statements in this document that are not purely historical are forward-looking statements, including any statements regarding beliefs, plans, expectations or intentions regarding the future. Forward-looking statements in this Form 8-k include statements regarding Marubeni's plans to develop VGF using Braintech's software, and plans to distribute products using Braintech's software; the intention of Braintech and Marubeni to develop specific applications for the Automotive Powertrain sector; the expected growth of the Automotive Powertrain sector; and the receipt by Braintech of any license fees in connection with products sold by Marubeni. It is important to note that actual outcomes and the Company's actual results could differ materially from those in such forward-looking statements. Factors that could cause actual results to differ materially include risks and uncertainties such as technical difficulties in developing the products; competition from other suppliers of similar products; pricing that may not be acceptable to potential markets; problems with transport of the products produced; failure for a market to develop for the products; the inability of the Company to finance its obligations under agreements; the failure of the Automotive Powertrain sector to grow at the rate thought likely; and many other known and unknown factors that affect the technology and automotive industry in general. Readers should also refer to the risk disclosures outlined in the Company's annual report of Form 10-KSB for the 2001 fiscal year and the Company's quarterly reports on Form 10-QSB files from time to time with the SEC.

Exhibits

10.1 License Agreement between Braintech Canada Inc. and Marubeni Corporation dated June 24, 2002.
* Certain parts of this document have not been disclosed and have been filed separately with the Secretary, Securities and Exchange Commission, and is subject to a confidential treatment request pursuant to Rule 24b-2 of the Securities Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAINTECH INC.

/s/ Ted White

Date: July 5, 2002

Edward (Ted) White, C.A.
Chief Financial Officer